Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Chardan North China Acquisition Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Li Zhang, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 14, 2007	CHARDAN NORTH CHINA ACQUISITION CORPORATION

	By:	/s/ Li Zhang
Li Zhang Chief Executive Officer (Principal Executive Officer)